Exhibit 10.1

PARTNER MATTERS AGREEMENT

AMONG

ACCENTURE LTD

and

THE PARTNERS SIGNATORY HERETO

Dated as of April 18, 2001

     This Partner Matters Agreement, dated as of April 18, 2001 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, this “Agreement”), among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EC30090) (“Accenture LTD”), and the Partners (hereinafter defined).

WITNESSETH:

     WHEREAS, the Company (hereinafter defined) is an organization of dedicated business professionals with the analytical skills, personal integrity and business judgment needed to serve clients with a commitment to the highest quality of service.

     WHEREAS, the Company seeks to provide the highest quality service to each of its clients worldwide through a responsive and effective relationship led by a Partner who understands and cares about the client’s business.

     WHEREAS, shared values enable the Partners to bring the collective knowledge, expertise and resources of the Company to each client engagement, to build the business of the Company and to provide the Company’s people with outstanding career opportunities.

     WHEREAS, the Partners desire to address herein certain relationships and decisions among themselves with respect to Accenture LTD and various other matters and desire to give to the Partner Matters Representatives (hereinafter defined) the power to enforce their agreements with respect thereto on their behalf.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS AND OTHER MATTERS

      Section 1.1. Definitions. The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

     (a) “Accenture Ltd” shall have the meaning ascribed to such term in the preamble hereto.

     (b) This “Agreement” shall have the meaning ascribed to such term in the preamble hereto.

     (c) A “beneficial owner” of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security, but for purposes of this Agreement a person shall not be deemed a beneficial owner of Common Shares (A) solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on the date hereof, (B) solely by virtue of the possession of the legal right to vote securities under applicable law (such as by proxy, power of attorney or appointment as a corporate representative) or (C) held of record by a “private foundation” subject to the requirements of Section 509 of the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder (or equivalent in other jurisdictions as determined from time to time by the Partner Matters Representatives). “Beneficially own” and “beneficial ownership” shall have correlative meanings. For purposes of the determination of beneficial ownership only, the provisions of Article IV of the Voting Agreement, dated as of the date hereof, among Accenture Ltd and the covered persons party thereto, shall not be deemed to transfer the voting power with respect to any Common Shares from any person that would otherwise be the beneficial owner of such Common Shares and the provisions of Article II of such Voting Agreement shall not be deemed to transfer the investment power with respect to any Common Shares.

     (d) “Board of Directors” shall mean the Board of Directors of Accenture Ltd.

     (e) “CEO Nominating Commission” shall have the meaning ascribed to such term in Section 5.1 hereof.

     (f) “Chief Executive Officer” shall mean the duly appointed Chief Executive Officer of Accenture Ltd.

     (g) “Class A Common Shares” shall mean the Class A Common Shares of Accenture Ltd.

     (h) “Class X Common Shares” shall mean the Class X Common Shares of Accenture Ltd.

     (i) “Common Shares” shall mean the collective reference to the Class A Common Shares and the Class X Common Shares.

     (j) “Company” shall mean Accenture Ltd, together with its Subsidiaries from time to time.

     (k) “EMEAI” shall have the meaning ascribed to such term in Section 4.2 hereof.

     (l) An “employee” shall include, without limitation, the owners and employees of partner personal service companies in certain countries with which the Company has personal service contracts (in each case as agreed by the Partner Matters Representatives), and any other similarly situated person designated as an “employee” by the Partner Matters Representatives.

     (m) The “General Inside Director Nominating Committee” shall have the meaning ascribed to such term in Section 4.3 hereof.

     (n) “IPO Date” shall mean the closing date of the initial public offering of the Class A Common Shares.

     (o) “Partners” shall mean those persons, other than Accenture LTD, who are from time to time parties to this Agreement and whose names are, or are required upon election as a Partner pursuant to Article III below to be listed on Appendix A hereto, in each case in accordance with the terms hereof.

     (p) A Partner’s “Partner Matters Interests” shall mean such Partner’s Partner Matters Shares, Partner Matters RSUs and Partner Matters Options. Each Partner Matters Share shall be treated as that number of Partner Matters Interests that equals the number of votes that a Partner is entitled to cast with respect to such Partner Matters Share. Each Partner Matters RSU shall be treated as that number of Partner Matters Interests that equals the number of votes that a Partner is entitled to cast with respect to the Common Shares to which such Partner Matters RSU entitles its holder. Each Partner Matters Option, whether or not exercisable at the time in question, shall be treated as that number of Partner Matters Interests that equals the number of Common Shares for which such Partner Matters Option is exercisable. If a Partner Transfers (as such term is defined in the Voting Agreement) beneficial ownership of any Partner Matters Interest to another person but (to the extent such Partner Matters Interest carries voting rights) retains the sole power and authority with respect to the voting of such Partner Matters Interest (such as a Transfer to a trust for which the Partner is the trustee), the Partner Matters Representatives may, at the request of such Partner, or by the adoption of a policy applicable to all Partners, deem that such Partner Matters Interest shall continue to be such Partner’s “Partner Matters Interest”, provided that the Partner Matters Representatives may impose any conditions that they shall determine in their sole discretion.

     (q) A Partner’s “Partner Matters Options” shall mean any unexpired options to acquire Common Shares that were acquired from the Company by such Partner while, or in connection with becoming, a Partner, and beneficially owned by such Partner at the time in question. A Partner’s Partner Matters Options shall not include (i) options beneficially owned as a result of (A) an acquisition, directly or indirectly, from the Company in an underwritten public offering or (B) conversion of securities convertible into options, where beneficial ownership of the convertible securities was acquired in a transaction described in clause (A) above, (ii) any other options excluded from the definition of Partner Matters Options by action of the Partner Matters Representatives prior to the IPO Date or (iii) any other options acquired under a deferred compensation or employee benefit plan and excluded from the definition of Partner Matters Options by action of the Partner Matters Representatives after the IPO Date. A Partner “acquires” Partner Matters Options when such Partner first acquires beneficial ownership of such Partner Matters Options.

     (r) “Partner Matters Representatives” shall have the meaning ascribed to such term in Section 8.1 hereof.

     (s) A Partner’s “Partner Matters RSUs” shall mean any restricted share units to with respect to Common Shares that were acquired from the Company by such Partner while, or in connection with becoming, a Partner, and beneficially owned by such Partner at the time in question. A Partner’s Partner Matters RSUs shall not include (i) restricted share units beneficially owned as a result of (A) an acquisition, directly or indirectly, from the Company in an underwritten public offering or (B) conversion of securities convertible into restricted share units, where beneficial ownership of the convertible securities was acquired in a transaction described in clause (A) above, (ii) any other restricted share units excluded from the definition of Partner Matters Options by action of the Partner Matters Representatives prior to the IPO Date or (iii) any other restricted share units acquired under a deferred compensation or employee benefit plan and excluded from the definition of Partner Matters RSUs by action of the Partner Matters Representatives after the IPO Date. A Partner “acquires” Partner Matters RSUs when such Partner first acquires beneficial ownership over such Partner Matters RSUs.

     (t) A Partner’s “Partner Matters Shares” shall mean (1) any Class X Common Shares beneficially owned by such Partner at the time in question, (2) any Class A Common Shares beneficially owned by such Partner at the time in question that were also beneficially owned by such Partner as of or prior to the IPO Date and (3) any Class A Common Shares not otherwise falling within the preceding clause (2) that were acquired from the Company (including, without limitation, Class A Common Shares acquired from the Company in connection with the redemption or exchange of Accenture SCA Common Shares or Accenture Canada Exchangeco Exchangeable Shares (as such terms are defined in the Voting Agreement), or, whether or not acquired from the Company, in order to comply with a written requirement of the Company (which may be a written policy), by such Partner while, or in connection with becoming, a Partner, and beneficially owned by such Partner at the time in question; however, a Partner’s Partner Matters Shares shall not include (i) unless such Common Shares are acquired in order to comply with a written requirement of the Company, Common Shares beneficially owned as a result of (A) an acquisition, directly or indirectly, from the Company in an underwritten public offering or (B) conversion of securities convertible into Common Shares, where beneficial ownership of the convertible securities was acquired in a transaction described in clause (A) above, (ii) any other Common Shares excluded from the definition of Partner Matter Shares by action of the Partner Matters Representatives prior to the IPO Date or (iii) any other Common Shares acquired under a deferred compensation or employee benefit plan and excluded from the definition of Partner Matters Shares by action of the Partner Matters Representatives after the IPO Date. A Partner “acquires” Partner Matters Shares when such Partner first acquires beneficial ownership over such Partner Matters Shares.

     (u) A “Partner Matters Vote” shall mean a vote of the Partner Matters Interests pursuant to this Agreement.

     (v) “Partners’ Income Committee” shall have the meaning ascribed to such term in Section 6.1 hereof.

     (w) “Subsidiary” shall mean any person in which Accenture Ltd owns, directly or indirectly, at least a majority of the equity, economic or voting interest.

     (x) “vote” shall include, without limitation, actions taken or proposed to be taken by written consent.

     (y) “Voting Agreement” shall mean the Voting Agreement, dated as of the date hereof, among Accenture Ltd and the partners from time to time party thereto.

     Section 1.2. Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” shall be interpreted to include the masculine, feminine and corporate, other entity or trust form.

ARTICLE II
PARTNERSHIP PRINCIPLES

     The Partners are a group of entrepreneurs who share a common vision of improving the way the world works and lives and are committed to each other to achieve enduring economic success, through mutual support and assistance. The Partners are committed to certain key partnership principles of mutual respect, a commitment to performance, stewardship, interdependence, honesty and integrity, social responsibility and shared rewards. Specifically, the Partners agree as follows:

      Section 2.1.   Devotion of Time and Attention.

     Each Partner agrees for the benefit of every other Partner to devote all his professional time, skill and attention to the affairs of the Company.

      Section 2.2.   Prior Review of Important Decisions and Actions with Other Partners.

     To assure the highest possible standards of performance and service, each Partner agrees to assume a personal responsibility to cross-check his thinking or actions on difficult or controversial matters relating to the affairs of the Company and client matters.

      Section 2.3.   Stewardship Responsibilities.

     Each Partner recognizes and understands that at all times the Partners should act in a stewardship capacity in respect to the Company and, accordingly, that each Partner has the responsibility for those whose careers are substantially ahead of them to participate to the greatest possible extent in the development of the Company. This requires constant subordination of personal interests and of maximum financial gains of the individual Partners. It also recognizes, however, that financial soundness and good income performance are required to make possible such reinvestment in the future and to attract and hold outstanding men and women for future growth.

      Section 2.4.   Presentation and Dissemination of Professional Experience and Knowledge Capital.

     Each Partner recognizes and agrees that he will assume personal responsibility for seeing that information, knowledge capital and intellectual property of continuing value and interest to the Company from his professional practice and from his own personal activity and experience is recorded and distributed throughout the Company, subject, however, to compliance with applicable laws and requirements concerning confidentiality of information. This will be done in such a way as to make such information, knowledge and intellectual property available for immediate as well as future use.

ARTICLE III
ELECTION OF NEW PARTNERS

     New Partners may be elected from time to time upon written application approved by a Partner Matters Vote of at least 66 2/3% of the Partner Matters Interests voted. As a further condition of becoming and continuing as a Partner, each prospective Partner will be required to sign this Agreement and certain other agreements and to comply with all applicable obligations of Partners defined from time to time.

ARTICLE IV
SELECTION OF CERTAIN DIRECTORS OF ACCENTURE LTD

      Section 4.1.   Nomination of Certain Director Nominees.

     Unless the Board of Directors shall conclude in good faith, based upon the advice of counsel, that it is necessary not to take the following actions in order for the Board of Directors to comply with its fiduciary duties under applicable law, the Board of Directors shall (i) nominate, in the notice convening and at the first annual general meeting of Accenture Ltd following the IPO Date, the two nominees for Class I directorships elected pursuant to paragraph (a) of Section 4.2 below, (ii) nominate, in the notice convening and at the second annual general meeting of Accenture Ltd following the IPO Date, the two nominees for Class II directorships elected pursuant to paragraph (b) of Section 4.2 below, (iii) appoint as a director until the next following annual general meeting of Accenture Ltd, as soon as reasonably practicable following the naming of any such person, any person named by the General Inside Director Nominating Committee to fill a vacancy on the Board of Directors pursuant to paragraph (c) of Section 4.2 below and (iv) nominate, in the notice convening and at the annual general meeting of Accenture Ltd next following the election of such nominee, any nominee elected for a directorship elected pursuant to paragraph (c) of Section 4.2 below. Any breach by the Board of Directors of its obligations hereunder shall be a breach of Accenture Ltd.

      Section 4.2.   Election by Partners of Nominees for Election as Directors of Accenture Ltd.

     (a) Prior to the first annual general meeting of Accenture Ltd following the IPO Date, the General Inside Director Nominating Committee shall present to the Partners two Partners (and, in the case of a legal entity which is a Partner, a representative thereof) from each of the Americas geographical area and the Asia/Pacific geographical area as candidates for nomination as Class I directors of Accenture Ltd. Prior to the first annual general meeting of Accenture Ltd following the IPO Date, the nominees identified pursuant to the preceding sentence shall be submitted by the General Inside Director Nominating Committee to all the Partners for a Partner Matters Vote, and the one nominee from each geographical area receiving the highest number of Partner Matters Interests voted for each available nomination shall be nominated pursuant to clause (i) of Section 4.1 above.

     (b) Prior to the second annual general meeting of Accenture Ltd following the IPO Date, the General Inside Director Nominating Committee shall present to the Partners two Partners (and, in the case of a legal entity which is a Partner, a representative thereof) from each of the Americas geographical area and the Europe/Middle East/Africa/India (“EMEAI”) geographical area as candidates for nomination as Class II directors of Accenture Ltd. Prior to the second annual general meeting of Accenture Ltd following the IPO Date, the nominees identified pursuant to the preceding sentence shall be submitted to all the Partners by the General Inside Director Nominating Committee for a Partner Matters Vote and the one nominee from each geographical area receiving the highest number of Partner Matters Interests voted for each available nomination shall be nominated pursuant to clause (ii) of Section 4.1 above.

     (c) In the event that (i) any of the five members of the Board of Directors that were initially selected by the Nominating Committee established pursuant to the Bylaws of Accenture Partners Société Cooperative prior to the IPO Date or (ii) any member of the Board of Directors nominated pursuant to paragraphs (a) or (b) of this Section 4.2 ceases to be a director of Accenture Ltd for any reason, the Board of Directors shall name the Partner (or, in the case of a legal entity which is a Partner, a representative thereof) from the same geographical area that received the next highest number of votes or Partner Matter Interests voted of those candidates that were not elected to be appointed as a director in the most recent such election to fill the vacancy created thereby and such Partner shall be appointed as a director pursuant to clause (iii) of Section 4.1 above. In the event that the term of the directorship of any such former director is not scheduled to expire at the annual general meeting of Accenture Ltd next following the date on which such former director’s successor is seated as provided in the preceding sentence, the General Inside Director Nominating Committee shall present to the Partners as nominees the names of two Partners (and, in the case of a legal entity which is a Partner, a representative thereof) from the same geographical area as such former director and, prior to the next following annual general meeting, the nominees shall be submitted to all the Partners by the General Inside Director Nominating Committee for a Partner Matters Vote and the one nominee receiving the highest number of Partner Matters Interests voted shall be nominated pursuant to clause (iv) of Section 4.1 above to serve out the term of such directorship.

     (d) Voting shall be by secret ballot. The Partner Matters’ Representatives will distribute, receive and count the ballots and certify the results of such election to the General Inside Director Nominating Committee. In the event of a tie vote, and continuation of the tie after such extension(s) of the balloting period as the Chairman of the General Inside Director Nominating Committee shall determine, the full General Inside Director Nominating Committee shall select which nominee candidate(s) shall be nominated for election as directors of Accenture Ltd pursuant to Section 4.1 above to serve out the term of such directorship.

     (e) Based in each instance on the most recent census of Partners, the General Inside Director Nominating Committee shall, prior to each of the first annual general meeting of Accenture Ltd following the IPO Date and the second annual general meeting of Accenture Ltd following the IPO date, determine and confirm the classification of all Partners within one of the following three geographical areas: Americas, EMEAI and Asia/Pacific. Adjustments by the General Inside Director Nominating Committee to the census, together with procedures used to accomplish allocations based solely on the Partner census, shall be made pursuant to guidelines as may be approved by the Partner Matters Representatives from time to time.

      Section 4.3.   General Inside Director Nominating Committee.

     (a) The General Inside Director Nominating Committee (the “General Inside Director Nominating Committee”) shall be comprised of nine Partners selected pursuant to the provisions of this Section 4.3.

     (b) Each member (other than members elected to fill vacancies) of the General Inside Director Nominating Committee shall serve for a term of two years commencing at the conclusion of the annual general meeting of Accenture Ltd immediately following such member’s election, provided that the term of the initial members of the General Inside Director Nominating Committee shall commence upon the date of their election and the terms of four of such initial members shall expire at the conclusion of the first annual general meeting following the IPO Date and the terms of the remaining five of such initial members shall expire at the conclusion of the second annual general meeting following the IPO Date. The Partner Matters Representatives shall determine which initial members will serve until the conclusion of the first or the second annual general meeting following the IPO Date. The terms of the members of the General Inside Director Nominating Committee to expire by rotation at the conclusion of any subsequent annual general meeting will be the terms of those who have been a member of the General Inside Director Nominating Committee longest. Notwithstanding anything to the contrary contained in the preceding provisions of this paragraph (b) or paragraph (e) of this Section 4.3, the term of office of a member of the General Inside Director Nominating Committee shall not expire until the election of his successor. The General Inside Director Nominating Committee shall automatically cease to exist at the conclusion of the fifth annual general meeting following the IPO Date.

     (c) No member of the Board of Directors shall be eligible for election to the General Inside Director Nominating Committee. Partners whose normal operating responsibilities require reporting directly to the Chief Executive Officer shall not be eligible for election to the General Inside Director Nominating Committee. Any person who ceases to be a Partner, or who gives notice to the Company of any prospective event as a result of which he will cease to be a Partner prior to the conclusion of such Partner’s prospective term of office as a member of the General Inside Director Nominating Committee, shall not be eligible for election to the General Inside Director Nominating Committee. Any other Partners (and, in the case of a legal entity which is a partner, a representative thereof) shall be eligible to serve.

     (d) The Partner Matters Representatives shall select as nominees for recommendation to the Partners for election as members of the General Inside Director Nominating Committee Partners (and, in the case of a legal entity which is a partner, a representative thereof) who the Partner Matters Representatives, in their sole discretion, determine (a) have demonstrated leadership in the affairs of the Company, (b) have evidenced an international viewpoint in their approach to problems, (c) have evidenced outstanding business and professional judgment and (d) represent a broad cross section of the Company in terms of geographical representation.

     In connection with each election of members to the General Inside Director Nominating Committee, the Partner Matters Representatives shall determine and confirm the classification of all Partners within one of the three geographical areas referred to in paragraph (e) of Section 4.2. The Partner Matters Representatives shall also determine the allocation of elected members of the General Inside Director Nominating Committee, to be effective as of the next election of the members of the General Inside Director Nominating Committee, among such geographical areas based upon the most recent census of the Partners; provided, that (i) one elected member shall have been allocated first to each geographical area without regard to the Partner census and (ii) the remaining elected members shall be allocated based solely on the Partner census. Adjustments by the Partner Matter Representatives to the Partner census shall be made pursuant to guidelines as may be approved by the Partner Matter Representatives from time to time.

     The Partner Matters Representatives shall, prior to the election each year of members of the General Inside Director Nominating Committee, nominate twice as many Partners as there are positions to be filled by elected members in each geographical area. The Partner Matters Representatives shall announce their nominees prior to the election of members of the General Inside Director Nominating Committee. The nominees in each geographical area shall be submitted to all the Partners for a Partner Matters Vote. This election shall be by secret ballot, but a ballot shall be invalid and not counted if the Partner casting such ballot shall not have voted for the same number of nominees as there are positions to be filled by such election. A profile of each individual nominee containing a summary of the nominee’s professional practice and/or functional experience and such other information as the Partner Matters Representatives consider appropriate shall accompany such ballot. The Partner Matters Representatives will distribute, receive and count the ballots and certify the results of such election. The individuals from each geographical area receiving the highest number of Partner Matters Interests voted for each seat available for such geographical area on the General Inside Director Nominating Committee shall be declared elected. In the event of a tie vote for the last position for each geographical area on the General Inside Director Nominating Committee, and continuation of the tie after such extension(s) of the balloting period as the Partner Matters Representatives shall determine, the Partner Matters Representatives shall select which nominee(s) (only one nominee for each seat on the General Inside Director Nominating Committee to be filled) shall serve as the member(s) of the General Inside Director Nominating Committee. Any member of the General Inside Director Nominating Committee may be removed at anytime by the affirmative vote of at least two-thirds (2/3) of the Partner Matter Interests voted. Any member of the General Inside Director Nominating Committee who ceases to be a Partner, or who gives notice to the Company of any prospective event as a result of which he will no longer be a Partner, shall, without any further action on the part of any person, cease to be a member of the General Inside Director Nominating Committee.

     (e) In the event that a member of the General Inside Director Nominating Committee resigns, is removed or otherwise ceases to be a member of the General Inside Director Nominating Committee, the General Inside Director Nominating Committee shall declare that a vacancy exists. Thereupon, the vacancy shall be filled by the person who (i) was a candidate from the geographical area of the former member for election to the General Inside Director Nominating Committee at the last preceding election and (ii) received the highest number of Partner Matter Interests voted of those candidates who were not then elected from the geographical area of the former member. If such person should not be available to serve, the candidate from the geographical area of the former member who received the next highest number of Partner Matter Interests voted shall fill the vacancy on the General Inside Director Nominating Committee. If no such person is available to serve, then the Partner Matters Representatives shall name another individual from the geographical area of the former member and such individual shall thereupon become a member of the General Inside Director Nominating Committee.

     (f) The General Inside Director Nominating Committee shall solicit the views of the Partners on potential candidates for nomination as directors of Accenture Ltd by distributing preference ballots or by such other means as the General Inside Director Nominating Committee shall determine. The General Inside Director Nominating Committee will select as candidates for recommendation to the Partners for election as nominees as directors of Accenture Ltd Partners (and, in the case of a legal entity which is a Partner, a representative thereof) who the General Inside Director Nominating Committee shall, in its sole discretion, determines (a) have demonstrated leadership in the affairs of the Company, (b) have evidenced an international viewpoint in their approach to problems, (c) have evidenced outstanding business and professional judgment and (d) represent a broad cross section of the Company in terms of geographical representation. The General Inside Director Nominating Committee shall also consider the views of the Partners.

     All files and evaluations, including those of the Partners’ Income Committee, shall be made available to the General Inside Director Nominating Committee in its selection of nominees. Each Partner hereby expressly consents to (i) the processing of sensitive personal data relating to such Partner in accordance with the provisions hereof and (ii) the transfer of such personal data within the Company for purposes of this Agreement.

     The General Inside Director Nominating Committee shall announce its nominees prior to each election of director nominees pursuant to Section 4.2 above. A profile of each individual nominee containing a summary of the nominee’s professional practice and/or functional experience and such other information as the General Inside Director Nominating Committee considers appropriate shall accompany the ballot. The election shall be conducted in the manner described in Section 4.2 above.

    (g) The chairman of the General Inside Director Nominating Committee shall be elected by the vote of a majority of the members of the General Inside Director Nominating Committee from among the members of the General Inside Director Nominating Committee as promptly as possible following each election of members of the General Inside Director Nominating Committee. The term of office of such new chairman shall commence with the date of his election and shall not expire until the commencement of the term of his successor.

     (h) (i) Meetings of the General Inside Director Nominating Committee may be held upon the call of the chairman of the General Inside Director Nominating Committee, or of three (3) or more members of the General Inside Director Nominating Committee by giving written notice to each member of the time, date, place and general purposes of the meetings, and each such notice must be personally delivered, mailed or sent by telex, telegram, cable, electronic or facsimile transmission at least five (5) days prior to the date of the meeting. At any meeting at which all members are present, notice of the time, date, place and purpose thereof shall be deemed waived, and similar notice likewise may be waived by present or absent members by a written instrument personally delivered or sent by mail, telex, telegram, cable, electronic or facsimile transmission.

     (ii) At any meeting of the General Inside Director Nominating Committee, the presence of two-thirds (2/3) of the members then qualified and acting shall constitute a quorum for the transaction of any business.

     (iii) The chairman, or three (3) or more members of the General Inside Director Nominating Committee, may cause the General Inside Director Nominating Committee to take informal action in lieu of a formal meeting provided that a diligent effort is first made to notify all other members by any means whatsoever. Any action or authorization consented to in this manner shall be reduced to writing and the consent shall be evidenced by a written instrument delivered or sent by mail, telex, telegram, cable, electronic or facsimile transmission. Furthermore, such consent may be evidenced by a written instrument recording an oral consent given by a member, provided that such written instrument not only is signed by the person receiving such oral consent but also is sworn to by him as correctly reflecting the pertinent portions of the conversation.

     (iv) Actions by the General Inside Director Nominating Committee shall be by vote of at least two-thirds (2/3) of all members then qualified and acting. Such vote may be cast in person by each such member at a meeting at which a quorum is present or by a written instrument delivered or sent by mail, telex, telegram, cable, electronic or facsimile transmission. No member may give his proxy or power of attorney to anyone else to cast his vote.

ARTICLE V
RECOMMENDATION OF CANDIDATES FOR CHIEF EXECUTIVE OFFICER

      Section 5.1.   Recommendation of Candidates for Chief Executive Officer.

     (a) In the event any Chief Executive Officer resigns, is removed or otherwise ceases to serve as Chief Executive Officer, or provides written notice to the Board of Directors of his intention to cease to serve as Chief Executive Officer (in each case, a “vacancy” in the position of Chief Executive Officer) at any time prior to the expiration of the period ending four years after the IPO Date, a commission of Partners (the “CEO Nominating Commission”) shall be constituted pursuant to Section 5.2 below.

     The CEO Nominating Commission shall submit to the Board of Directors the names of not less than one (1) nor more than three (3) Partners as prospective candidates for Chief Executive Officer, approved by a majority of the CEO Nominating Commission, as soon as determined. Along with the names, the CEO Nominating Commission shall submit its evaluation of the qualifications, strengths and weaknesses of each of the prospective candidates. While the CEO Nominating Commission may also advise the Board of Directors whether any candidate who is not a Partner should be considered by the Board of Directors, the focus of the CEO Nominating Commission shall be on the evaluation of prospective candidates that are Partners, and the CEO Nominating Commission shall not submit evaluations of candidates who are not Partners. The Board of Directors may accept or reject such recommendations in the exercise of its fiduciary duties.

      Section 5.2.   CEO Nominating Commission.

     (a) In the event of any vacancy in the position of Chief Executive Officer prior to the expiration of the period ending four years after the IPO Date, a CEO Nominating Commission shall be constituted. The Partners shall elect the membership of any such CEO Nominating Commission in an election to be conducted pursuant to paragraph (c) of this Section 5.2 below. The CEO Nominating Commission shall be comprised of 10 members. Upon the post of Chief Executive Officer ceasing to be vacant, such CEO Nominating Commission shall expire and no new CEO Nominating Commission shall be constituted except in the event that another vacancy in the position of Chief Executive Officer shall occur prior to the expiration of the period ending four years after the IPO Date.

     (b) No member of the Board of Directors shall be eligible for election to the CEO Nominating Commission. Partners whose normal operating responsibilities require reporting directly to the Chief Executive Officer shall not be eligible for election to the CEO Nominating Commission. Any other Partners (and, in the case of a legal entity which is a Partner, a representative thereof) shall be eligible to serve.

     (c) The Partner Matters Representatives will select as nominees for recommendation to the Partners for election as members of the CEO Nominating Commission Partners (and, in the case of a legal entity which is a Partner, a representative thereof) who the Partner Matters Representatives, in their sole discretion, determine (a) have demonstrated leadership in the affairs of the Company, (b) have evidenced an international viewpoint in their approach to problems, (c) have evidenced outstanding business and professional judgment and (d) represent a broad cross section of the operations of the Company in terms of geographical and organizational representation.

     Following the occurrence of a vacancy in the position of Chief Executive Officer, the Partner Matters Representatives shall nominate twenty (20) Partners (and, in the case of a legal entity which is a partner, a representative thereof) for election to the CEO Nominating Commission. The Partner Matters Representatives will distribute, receive and count the ballots and certify the results of such election. The ten (10) candidates receiving the highest number of Partner Matters Interests voted by the Partners in a Partner Matters Vote shall be declared elected to the CEO Nominating Commission. The election will be by secret ballot, but a ballot shall be invalid and not counted if the Partner casting such ballot shall not have voted for the same number of nominees as there are positions to be filled by such election. In the event of a tie vote for the last position on the CEO Nominating Commission, and continuation of the tie after such extension(s) of the balloting period as the Partner Matters Representatives shall determine, the Partner Matters Representatives shall select which nominee(s) (only one nominee for each seat on the CEO Nominating Commission to be filled) shall serve as the member(s) of the CEO Nominating Commission. A profile of each individual nominee containing a summary of the nominee’s professional practice and/or functional experience and such other information as the Partner Matters Representatives consider appropriate shall accompany such ballot. Any member of the CEO Nominating Commission may be removed by the affirmative vote of at least two-thirds (2/3) of the Partner Matters Interests voted. Any member of the CEO Nominating Commission who ceases to be a Partner, or who gives notice to the Company of any prospective event of which he will no longer be a Partner, shall, without any further action on the part of any person, cease to be a member of the CEO Nominating Commission.

     (d) The chairman of the CEO Nominating Commission shall be elected from among the members of the CEO Nominating Commission by vote of a majority of the members of the CEO Nominating Commission.

     (e) The CEO Nominating Commission shall solicit the views of each Partner with respect to the names of those individual Partners he believes are most qualified to become Chief Executive Officer. All files and evaluations shall be made available to the CEO Nominating Commission in its deliberations. If any member of the CEO Nominating Commission is a prospective candidate, he shall be excused from the deliberations on his qualifications and shall not be eligible to vote as a member of the CEO Nominating Commission.

     (f) In the event that a member of the CEO Nominating Commission resigns, is removed or otherwise ceases to be a member of the CEO Nominating Commission, the CEO Nominating Commission shall declare that a vacancy exists. Thereupon, the vacancy shall be filled by the person who (i) was a candidate for election to the CEO Nominating Commission and (ii) received the highest number of Partner Matters Interests voted of those candidates who were not then elected. If such person should not be available to serve, the candidate who received the next highest number of Partner Matters Interests voted shall fill the vacancy on the CEO Nominating Commission. If no such person is available to serve, then the Partner Matters Representatives shall name another individual and such individual shall thereupon become a member of the CEO Nominating Commission.

ARTICLE VI
PARTNERS’ INCOME COMMITTEE

      Section 6.1.  Composition.  For so long as Partner compensation is based at least in part on units of participation or until such time as the Board of Directors determines otherwise, the Chief Executive Officer shall annually appoint a committee (the “Partners’ Income Committee”) consisting of himself and such Partners (and, in the case of a legal entity which is a Partner, a representative thereof) as he determines is appropriate. The Chief Executive Officer shall designate the chairman of the Partners’ Income Committee.

      Section 6.2.  Authority and Responsibilities.  The Partners’ Income Committee shall prepare and recommend to the Partners an annual Partners’ income plan. The primary function of the Partners’ Income Committee is to review evaluations and recommendations concerning the performance of the Partners and to recommend relative levels of income participation or unit allocation. In performing this review, the Partners’ Income Committee shall be responsible for maintaining equity among the partners in light of the relative contributions of such Partners. The Partners’ Income Committee will establish the policies, criteria and performance measurements to be followed in allocating compensation to individual Partners.

      Section 6.3.  Submission to the Compensation Committee Upon Partner Approval.  The annual Partners’ income plan prepared as provided in Section 6.2 above shall be submitted to the Partners for their approval in a Partner Matters Vote. If approved by two-thirds (2/3) of the Partner Matters Interests voted by the Partners by secret ballot, such Partners’ income plan shall (i) subject to the impact on overall unit allocation of determinations by the Board of Directors or the Compensation Committee of the Board of Directors of the unit allocation for the executive officers, be binding with respect to the income participation or unit allocation of all Partners other than the principal executive officers of Accenture Ltd (including the Chief Executive Officer), unless otherwise determined by the Board of Directors and (ii) be submitted to the Compensation Committee of the Board of Directors as a recommendation with respect to the income participation or unit allocation of the Chief Executive Officer and the other principal executive officers of Accenture Ltd. The Partner Matters Representatives will distribute, receive and count the ballots and certify the results of such count to the Partners’ Income Committee.

     Prior to any decision to eliminate units as the basis for determining partner compensation or to materially change the unit system and its components (such as the coefficient), such decision shall be submitted to the Partners for their consideration in a Partner Matters Vote. The affirmative vote of less than two-thirds (2/3) of the Partner Matters Interests voted shall be deemed to be a recommendation to the Company that the unit structure not be eliminated or materially changed, as the case may be.

ARTICLE VII
PARTNERS’ VOTING

     The Partner Matters Representatives may, and upon the written application of Partners holding not less than 10% of the aggregate outstanding Partner Matters Interests shall, hold a Partner Matters Vote, including with respect to the termination, amendment or waiver of this Agreement, or for any other business.

     Partner Matters Votes, and other proposed actions of the Partners contemplated hereby, shall be conducted pursuant to procedures established by the Partner Matters Representatives. The Partner Matters Representatives may conduct Partner Matters Votes electronically. The Partner Matters Representatives may delegate administrative functions, such as the distribution, receipt and counting of ballots, to the duly appointed Secretary of Accenture Ltd.

ARTICLE VIII
OTHER AGREEMENTS OF THE PARTIES

      Section 8.1.   Partner Matters Representatives.

     (a) The “Partner Matters Representatives”, as of any time, shall consist of the members of the Board of Directors who are also Partners and who agree to serve as members of the Partner Matters Representatives. If there are less than three individuals who are both Partners and members of the Board of Directors and who agree to serve as members of the Partner Matters Representatives, the Partner Matters Representatives shall consist of each such individual plus such additional individuals who are Partners and who are selected pursuant to procedures established by the Partner Matters Representatives as shall ensure that the Partner Matters Representatives are made up of not less than three members who are Partners. The Partner Matters Representatives from time to time will be party to this Agreement in their capacities both as Partners and as Partner Matters Representatives.

     (b) (i) Except as otherwise provided herein, all determinations necessary or advisable under this Agreement (including determinations of beneficial ownership) shall be made by the Partner Matters Representatives, whose determinations shall be final and binding. The Partner Matters Representatives’ determinations under this Agreement and actions (including waivers) hereunder need not be uniform and may be made selectively among Partners (whether or not such Partners are similarly situated).

     (ii) Each Partner recognizes and agrees that (except to the extent that they are representing or acting on behalf of Accenture Ltd) each of the members of the Partner Matters Representatives in acting hereunder shall at all times be acting in their individual capacities and not as directors or officers of the Company and in so acting or failing to act shall not have any fiduciary duties to the Company or the Partners as a member of the Partner Matters Representatives by virtue of the fact that one or more of such members may also be serving as a director or officer of the Company or otherwise.

     (iii) The Partner Matters Representatives shall act through a majority vote of its members. Such actions may be taken in person at a meeting or by a written instrument signed by all of the members. Meetings of the Partner Matters Representatives may be held by such telephonic or other electronic means as the Partner Matters Representatives may from time to time approve and which permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such a meeting.

     (c) To the extent not addressed herein, Partner Matters Representatives shall establish procedures governing the Partner Matters Votes and other votes and actions to be taken pursuant to this Agreement, including without limitation, procedures relating to the establishment of record dates.

      Section 8.2.   Indemnification and Expenses.

     (a) Accenture Ltd agrees that it will indemnify and hold harmless each member of the Partner Matters Representatives against any judgments, fines, losses, claims, damages or liabilities incurred by them in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters that pertain to this Agreement or the transactions contemplated hereby. Accenture Ltd need not indemnify any member of the Partner Matters Representatives against any judgments, fines, losses, claims, damages or liabilities incurred by the Partner Matters Representatives through the Partner Matters Representatives own gross negligence, bad faith or willful misconduct.

     (b) Accenture Ltd shall be responsible for all expenses of the Partner Matters Representatives, the General Inside Director Nominating Committee, the CEO Nominating Commission and the Partners’ Income Committee incurred in the operation and administration of this Agreement.

     (c) Each Partner shall be responsible for all expenses of such Partner incurred in connection with the compliance by such Partner with his obligations under this Agreement, including expenses incurred by the Partner Matters Representatives or Accenture Ltd in enforcing the provisions of this Agreement relating to such obligations.

      Section 8.3.   Adjustments upon Changes of Control; Representatives, Successors and Assigns.

     (a) In the event of any change in the outstanding Partner Matters Shares, Partner Matters RSUs or Partner Matters Options by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, amalgamations, combinations, exchanges of shares and the like, the term “Partner Matters Interests” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Partner Matters Shares, Partner Matters RSUs or Partner Matters Options, as the case may be. Upon the occurrence of any event described in the immediately preceding sentence, the Partner Matters Representatives shall make such adjustments to or interpretations of the provisions hereof as they shall deem necessary or desirable to carry out the intent of such provision(s). If the Partner Matters Representatives deem it desirable, any such adjustments may take effect from the record date, the “when issued trading date”, the “ex dividend date” or another appropriate date.

     (b) In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction involving Accenture Ltd, its Subsidiaries or any of their respective securities or assets as a result of which the Partners shall hold equity securities of an entity other than Accenture Ltd, the Partners agree that this Agreement shall also continue in full force and effect with respect to such equity securities of such other entity formerly representing or distributed in respect of Partner Matters Shares, Partner Matters RSUs or Partner Matters Options of Accenture Ltd, and the terms “Partner Matters Shares”, “Partner Matters RSUs”, “Partner Matters Options” , “Partner Matters Interests and ”Accenture Ltd“ and ”Company,“ shall refer to such equity securities formerly representing or distributed in respect of Partner Matters Shares, Partner Matters RSUs or Partner Matters Options of Accenture Ltd and such entity, respectively. Upon the occurrence of any event described in the immediately preceding sentence, the Partner Matters Representatives shall make such adjustments to any provisions hereof as it shall deem necessary or desirable to carry out the intent of such provision(s). If the Partners Matters Representatives deem it desirable, any such adjustments may take effect from the record date or another appropriate date.

     (c) This Agreement shall be binding upon and inure to the benefit of the respective assigns of the Partners (and Accenture Ltd in the event of a transaction described in paragraph (b) of Section 8.3 above); provided, however, that a Partner may not assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Accenture Ltd, and any assignment without such consent by a Partner shall be void; and provided, further, that no assignment of this Agreement by Accenture Ltd or a successor of Accenture Ltd (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of Accenture Ltd substantially as an entirety.

      Section 8.4  Further Assurances. Each Partner agrees for the benefit of every other Partner to execute such additional documents and take such further action as may be reasonably necessary to effect the provisions of this Agreement.

ARTICLE IX
MISCELLANEOUS

      Section 9.1.   Term of the Agreement.

     (a) The term of this Agreement shall continue until terminated by the affirmative Partner Matters Vote of not less than 66 2/3% of the outstanding Partner Matters Interests.

     Not less than once every four years following the IPO Date, the Partner Matters Representatives shall consider whether to propose to the Partners any amendments to, or the termination of, this Agreement.

     (b) Unless this Agreement is theretofore terminated pursuant to paragraph (a) of this Section 9.1, any Partner who ceases to be a Partner for any reason shall no longer be bound by the provisions of this Agreement other than Sections 8.1, 8.2, 8.4, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.9 and 9.10, and such Partner’s name shall be removed from Appendix A to this Agreement.

      Section 9.2.   Amendments.

     (a) Except as provided in Section 8.3(b) or this Section 9.2, provisions of this Agreement may be amended only by the affirmative Partner Matters Vote of 66 2/3% of the outstanding Partner Matters Interests.

     (b) In addition to any other vote or approval that may be required under this Section 9.2, any amendment of this paragraph (b), Section 8.1, Section 8.2, or any other provision the amendment (or addition) of which has the effect of materially changing the rights or obligations of the Partner Matters Representatives hereunder shall require the approval of the Partner Matters Representatives.

     (c) In addition to any other vote or approval that may be required under this Section 9.2, any amendment of this Agreement that has the effect of changing the obligations of Accenture Ltd hereunder to make such obligations materially more onerous to Accenture Ltd shall require the approval of Accenture Ltd.

     (d) Each party hereto understands that it is intended that each person that is elected as a Partner pursuant hereto will be a Partner under this Agreement, and each party hereto further understands that from time to time certain other persons may become Partners and certain Partners will cease to be bound by the provisions of this Agreement pursuant to the terms hereof. Accordingly, this Agreement may be amended by action of the Partner Matters Representatives from time to time and without the approval of any other person, but solely for the purposes of (i) adding to Appendix A such persons as shall be made party to this Agreement pursuant to the terms hereof or shall (A) be elected Partners of the Company and (B) execute a counterpart of the signature page of this Agreement, such addition to be effective as of the time of such action or election and (ii) removing from Appendix A such persons as shall cease to be bound by the provisions of this Agreement pursuant to Section 9.1(b) hereof, which additions and removals shall be given effect from time to time by appropriate changes to Appendix A.

     (e) Any amendment to this Agreement approved in accordance with the terms hereof by the Partners as of an applicable record date shall be binding upon all persons who subsequently become a party hereto.

      Section 9.3.  Waivers.

     (a) Except as provided in this Section 9.3, the provisions of this Agreement may be waived only by the affirmative Partner Matters Vote of 66 2/3% of the outstanding Partner Matters Interests. The Partner Matters Representatives may, and upon the written application of Partners holding not less than 10% of the aggregate outstanding Partner Matters Interests shall, hold a Partner Matters Vote to waive certain provisions of this Agreement.

     (b) In addition to any other vote or approval that may be required under this Section 9.3, any waiver of this paragraph (b), Section 8.1, Section 8.2, or any other provision the waiver (or alteration) of which has the effect of materially changing the rights or obligations of the Partner Matters Representatives hereunder shall require the approval of the Partner Matters Representatives.

     (c) In addition to any other vote or approval that may be required under this Section 9.3, any waiver of this Agreement that has the effect of changing the obligations of Accenture Ltd hereunder to make such obligations materially more onerous to Accenture Ltd shall require the approval of Accenture Ltd.

     (d) In connection with any waiver granted under this Agreement, the Partner Matters Representatives or the Partners proposing the waiver pursuant to Article VIII, as the case may be, may impose such conditions as they determine on the granting of such waivers.

     (e) The failure of Accenture Ltd or the Partner Matters Representatives at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by Accenture Ltd or the Partner Matters Representatives of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

      Section 9.4  GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA.

      Section 9.5.  Resolution of Disputes.

     (a) The Partner Matters Representatives shall have the sole and exclusive power to enforce the provisions of this Agreement. The Partner Matters Representatives may in their sole discretion direct Accenture Ltd to pursue such enforcement, and Accenture Ltd agrees to pursue such enforcement as directed by the Partner Matters Representatives.

     (b) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

     Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

     (c) Notwithstanding the provisions of paragraph (b), the Partner Matters Representatives may bring, or may cause Accenture Ltd to bring, on behalf of the Partner Matters Representatives or on behalf of one or more Partners, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder and/or enforcing an arbitration award and, for the purposes of this paragraph (c), each Partner (i) expressly consents to the application of paragraph (d) of this Section 9.5 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the General Counsel of Accenture Ltd, c/o Accenture Ltd, 1661 Page Mill Road, Palo Alto, CA 94304 (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd) as such Partner’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Partner of any such service of process, shall be deemed in every respect effective service of process upon the Partner in any such action or proceeding.

     (d) (i) EACH PARTNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (C) OF THIS SECTION 9.5, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (d) have a reasonable relation to this Agreement and to the parties’ relationship with one another.

     (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (d)(i) of this Section 9.5 and such parties agree not to plead or claim the same.

      Section 9.6  Relationship of Parties. The terms of this Agreement are intended not to create a separate entity for United States federal or state income tax purposes or under the laws of any other jurisdiction, and nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them.

      Section 9.7  Notices. Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by facsimile to a party at its address as indicated below:

          If to a Partner,

      c/o Accenture Ltd
      1661 Page Mill Road
      Palo Alto, CA 94304
      Telecopy: 650-213-2956
      Attention: General Counsel
      (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

          If to the Partner Matter Representatives,

      c/o Accenture Ltd
      1661 Page Mill Road
      Palo Alto, CA 94304
      Telecopy: (650) 213-2956
      Attention: General Counsel
      (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

          and

          If to Accenture Ltd,

      Accenture Ltd
      1661 Page Mill Road
      Palo Alto, CA 94304
      Telecopy: 650-213-2956
      Attention: General Counsel
      (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

     Accenture Ltd shall be responsible for notifying each Partner of the receipt of a communication, demand or notice under this Agreement relevant to such Partner, in writing, at the address of such Partner then in the records of Accenture Ltd (and each Partner shall notify Accenture Ltd of any change in such address for communications, demands and notices) or by electronic mail to the principal electronic address of such person maintained by the Company.

     Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

      Section 9.8  Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

      Section 9.9  No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and permitted assigns.

      Section 9.10  Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

      Section 9.11  Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Partner Matters Agreement as of the date first above written.

                      ACCENTURE LTD

                      By _________________________________
                            Name:
                            Title:

[Signature blocks of Partners set forth separately.]

APPENDIX A

Partners